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                                                                 EXHIBIT 3.01.3


                            CERTIFICATE OF AMENDMENT
                                      TO THE
                       RESTATED CERTIFICATE OF INCORPORATION
                                        OF
                                  CITIGROUP INC.


                     ----------------------------------------
                     Pursuant to Section 242 of the General
                     Corporation Law of the State of Delaware
                     ----------------------------------------

     CITIGROUP INC., a Delaware corporation (the "Corporation") does hereby certify as follows:

     FIRST: The first sentence of paragraph A, Article FOURTH is hereby amended to read in its entirety as follows:

  The total number of shares of Common stock which the Corporation shall have the authority to issue is Ten Billion (10,000,000,000) shares of Common Stock having a par value of one cent ($.01) per share.

     SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Citigroup Inc. has caused this certificate to be executed in its corporate name this 18th day of April, 2000.

                                 CITIGROUP INC.

                                    By: /s/ Charles O. Prince, III
                                        --------------------------
                                            Charles O. Prince, III
                                            Secretary